                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                      INDUSTRIAL SCIENTIFIC CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF INDUSTRIAL SCIENTIFIC CORPORATION]

ANNUAL MEETING--JUNE 12, 1996

                                  May 6, 1996

Dear Shareholder:

  You are invited to attend the Company's Annual Meeting of Shareholders on Wednesday, June 12, 1996, at 10:00 a.m. in the Company's headquarters building, 1001 Oakdale Road, Oakdale, Pennsylvania. The building is located at the Hankey Farms Exit off Route 22/30 West from the Parkway, between downtown Pittsburgh and the International Airport. It is approximately three miles from the town of Oakdale.

  The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. Whether or not you plan to attend the Annual Meeting, you are urged to sign, date and mail the enclosed Proxy Card as soon as possible in the postage paid envelope. Regardless of the number of shares of stock in your holding, it is important that your shares be represented. If you attend the Annual Meeting you may withdraw your proxy and vote in person.

  Admission to the meeting will be by Admission Card. If you plan to attend please check the box that indicates you plan to attend the meeting, before mailing the Proxy Card. This will enable us to expedite your admittance, and help with the meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

  The Annual Meeting gives us an opportunity to review results, get acquainted, and present other material that may give you more knowledge about the Company. Your interest in Industrial Scientific Corporation is greatly appreciated. On behalf of the Directors, Management and Employees, I hope you will be able to join us on Wednesday, June 12.

                                                  Sincerely,

                                                  /s/ Kenton E. McElhattan
                                                  ------------------------
                                                  Kenton E. McElhattan
                                                  Chairman of the
                                                  Board of Directors

                       INDUSTRIAL SCIENTIFIC CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 12, 1996

  The 1996 Annual Meeting of the shareholders of Industrial Scientific Corporation, a Pennsylvania corporation (the "Company"), will be held at the Company headquarters, Oakdale, Pennsylvania, on Wednesday, June 12, 1996 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of:

    1. Electing one Director for a three-year term to expire at the 1999 Annual Meeting of Shareholders;

    2. Transacting such other business as may properly be brought before the meeting.

  The Board of Directors has fixed the close of business on April 29, 1996 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

  A copy of the Company's Annual Report for the year ended January 27, 1996 is being mailed herewith to each shareholder.

  Please sign, date and return the enclosed Proxy Card in the postage-paid and addressed envelope provided. If you plan to attend please check the Proxy Card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds your shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                    By Order of the Board of Directors

                                    Patricia L. Gerney, Secretary

1001 Oakdale Road
Oakdale, PA 15071
May 6, 1996

                                PROXY STATEMENT

  This proxy statement is being mailed to the shareholders of Industrial Scientific Corporation, a Pennsylvania corporation (the "Company"), on or about May 6, 1996 in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of shareholders to be held at 10:00 a.m., Eastern Daylight Savings Time, on Wednesday, June 12, 1996 at the Company headquarters, Oakdale, Pennsylvania and any adjournments thereof. Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Company at its principal executive office, 1001 Oakdale Road, Oakdale, Pennsylvania 15071 or at the 1996 Annual Meeting. A copy of the Company's Annual Report to shareholders for the year ended January 27, 1996 is being furnished with this proxy statement.

  The Board of Directors has fixed the close of business on April 29, 1996 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

  On the Record Date the Company had outstanding 3,375,087 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each holder of record at the close of business on the Record Date of Common Stock is entitled to one vote for each share held.

                            ELECTIONS OF DIRECTORS

  The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of directors constituting the full Board of Directors shall be five at the present time.

  The Company has a staggered Board of Directors (the "Board"), so that the Directors are divided into classes whose members' terms expire in different years. The Board has three classes with terms expiring presently at the annual meetings of shareholders in 1996, 1997 and 1998. Pennsylvania law requires that each class of Directors to be elected at a meeting of shareholders be elected in a separate election.

  The Board of Directors has nominated Herbert F. Gerhard for reelection as a director, and he has agreed to serve if elected. Proxies are solicited in favor of this nominee and will be voted for him unless otherwise specified. If the nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

  Set forth below is certain information, including business experience during the past five years, concerning the nominee for Director and Directors of the Company whose terms of office will extend beyond the 1995 Annual Meeting.

  Kenton E. McElhattan, Age 73, has been a Director and Chairman of the Board of the Company since January, 1985. Prior to 1985, he was the Chief Executive Officer of National Mine Service Company. Kenton E. McElhattan is the father of Kent D. McElhattan. Present term expires 1998.

  Kent D. McElhattan, Age 47, has been a Director, President and Chief Executive Officer of the Company since January, 1985. Prior to 1985, he was Vice President and General Manager of the Industrial Safety Division of National Mine Service Company, the predecessor to the Company. Present term expires 1997.

  Herbert F. Gerhard, Age 66, has been a Director of the Company since 1985. He is the former President and Chief Executive Officer of National Mine Service Company, serving in that position from 1985 until his retirement in 1995. He was also a Director of National Mine Service Company. Present term expires 1996.

  James D. Morton, Age 68, has been a Director of the Company since 1985. Mr. Morton has been a shareholder in the law firm of Buchanan Ingersoll Professional Corporation since 1980. Present term expires 1997.

  Donald J. McGraw, Age 51, has been a Director of the Company since 1995. Dr. McGraw currently serves as Medical Director, Occupational and Environmental Medicine, and attending physician at Shadyside Hospital in Pittsburgh, PA. He is also Associate Professor of Occupational and Environmental Medicine, and Clinical Instructor, Internal Medicine at the University of Pittsburgh School of Medicine and Public Health, and a member of the Attending Staff. Dr. McGraw serves as a Director for numerous Medical and health related organizations. Present term expires 1998.

              ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

  During fiscal year 1995 the Board of the Company held 5 meetings. Each of the Directors attended all of the meetings of the Board and of Committees of the Board on which he served.

  The members of the Audit Committee are Messrs. James D. Morton, Chairman, Herbert F. Gerhard, Kenton E. McElhattan and Donald J. McGraw. The Audit Committee's duties include recommending to the Board of Directors the selection of independent accountants to audit the Company's financial records, reviewing the overall approach followed by the independent accountants and such further actions as it deems necessary to insure the integrity of the Company's published financial statements. The Audit Committee held two meetings during fiscal year 1995.

  The members of the Compensation Committee are Directors, Kenton E. McElhattan, Chairman, James D. Morton, Herbert F. Gerhard, and Donald J. McGraw. Two meetings were held in 1995. The committee's duties are (1) provide overall guidance for officer compensation policies; (2) establish guidelines for the Key Managers Incentive Plan; and (3) administer the Company's 1993 Stock Option Plan.

  The Company does not have a standing nominating committee. The full Board of Directors is responsible for the evaluation and recommendation of qualified nominees, as well as other matters pertaining to Board composition and size. The Board will give appropriate consideration to persons recommended by shareholders in accordance with the Company's Bylaws.

  Nominations for Directors at the annual meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Chairman of the Board of Directors of the Company at least 60 days prior to the anniversary date of the immediately preceding annual meeting (April 12, 1997 in case of the 1996 Annual Meeting), and must comply with certain other requirements as set forth in the By-laws of the Company, a copy of which may be obtained upon written request to the Secretary of the Company at 1001 Oakdale Road, Oakdale, Pennsylvania, 15071.

                   BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

  The following table sets forth information, as of April 29, 1996 concerning the number of shares of Common Stock of the Company, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act, of each
(i) shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) nominee and Director, (iii) all executive officers of the Company named in the Summary Compensation Table on page 4 hereof ("Named Executives") and (iv) all Directors and executive officers as a group.

                          NUMBER OF SHARES OF COMMON
                           STOCK BENEFICIALLY OWNED
                             AS OF APRIL 29, 1996

                                                       NUMBER OF    PERCENT OF
                                                         SHARES    OUTSTANDING
                                                      BENEFICIALLY COMMON STOCK
                                                         OWNED       OWNED(1)
                                                      ------------ ------------
Kenton E. McElhattan (2).............................  1,459,360       43.2%
Florence L. McElhattan (3)...........................  1,459,360       43.2%
Kent D. McElhattan (4)...............................  1,008,404       29.9%
James P. Hart (5)....................................      2,632         --
Garth F. Miller (6)..................................      2,529         --
Herbert F. Gerhard (7)...............................      1,500         --
James D. Morton (8)..................................      2,000         --
Donald J. McGraw (9).................................      3,150         --
All Directors and executive officers as a group
 (7 persons).........................................  2,479,575       73.5%

- --------
1. Percentages of less than 1 percent are omitted.

2. Includes 750,000 shares held by Mr. McElhattan's wife, Florence L. McElhattan and 14,400 shares held in the Industrial Scientific Corporation Foundation, as to which beneficial ownership is disclaimed. Also includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

3. Includes 709,360 shares beneficially owned by Mrs. McElhattan's husband, Kenton E. McElhattan, as to which beneficial ownership is disclaimed.

4. Includes 1,000 shares owned by Mr. McElhattan's wife, 101,340 shares held by various family trusts as to which Kent D. McElhattan serves as trustee, 14,400 shares held in the Industrial Scientific Corporation Foundation and 2,900 shares held by two of Mr. McElhattan's children, all as to which Mr. McElhattan disclaims beneficial ownership. Also includes 1,764 shares which would be outstanding upon the exercise of immediately exercisable stock options.

5. Includes 450 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,182 shares which would be outstanding upon the exercise of immediately exercisable stock options.

6. Includes 1,200 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,179 shares which would be outstanding upon the exercise of immediately exercisable stock options.

7. Includes 500 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

8. Includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

9. Includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Herbert F. Gerhard, who is a member of the Board of Directors of the Company, is a former Director and Chief Executive Officer of National Mine Service. National Mine Service is a distributor of the Company's products. Sales to National Mine Service accounted for approximately 11.0% of the Company's net sales in fiscal year 1995.

  James D. Morton, who is a member of the Board of Directors of the Company, is a shareholder in the law firm of Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania, counsel to the Company.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following summary compensation table sets forth the compensation awarded, accrued or paid for each of the Named Executives as of January 27, 1996, for services rendered in all capacities during the fiscal year ended January 27, 1996 and for the previous two years.

                          SUMMARY COMPENSATION TABLE

                                               ANNUAL            LONG-TERM
                                            COMPENSATION        COMPENSATION
                                          ----------------- --------------------
                                                            AWARDS
                                                            -------
                                                             STOCK   ALL OTHER
                                           SALARY   BONUS   OPTIONS COMPENSATION
                                     YEAR   ($)    $(1)(2)     #       (3)($)
                                     ---- -------- -------- ------- ------------
Kent D. McElhattan.................. 1995 $160,000 $286,494    N/A    $20,220
                                     1994 $150,000 $274,769    N/A    $28,918
                                     1993 $147,900 $228,300  2,940    $29,612
James P. Hart....................... 1995 $112,075  $58,500    N/A    $11,326
                                     1994 $103,700  $54,563    N/A    $19,710
                                     1993  $94,150  $87,000  1,970    $19,666
Garth F. Miller..................... 1995 $118,350  $61,755    N/A    $11,895
                                     1994 $105,880  $57,357    N/A    $21,034
                                     1993  $94,920  $85,277  1,965    $20,166

- --------
(1) Mr. McElhattan's bonus is calculated as a percentage of sales above the Company's break-even sales level.

(2) Mr. Hart's and Mr. Miller's bonuses are calculated based upon the Company's increase in gross sales over the prior fiscal year and return on gross assets.

(3) Includes Company contributions under the Company's Profit Sharing Plan and premiums on life insurance policies.

OPTION/SAR EXERCISES AND HOLDINGS

  The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended January 27, 1996, and unexercised options held by such individuals as of January 27, 1996.

            AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND
                            FY-END OPTION/SAR VALUE

          (A)                (B)            (C)             (D)              (E)
                                                         NUMBER OF
                                                         SECURITIES       VALUE OF
                                                         UNDERLYING    UNEXERCISED IN-
                                       VALUE REALIZED   UNEXERCISED         THE-
                                       (MARKET PRICE   OPTIONS AT FY- MONEY OPTIONS AT
                            SHARES    AT EXERCISE DATE    END (#)          FY-END
                         ACQUIRED ON    LESS OPTION     EXERCISABLE/    EXERCISABLE/
          NAME           EXERCISE (#)    PRICE) ($)    UNEXERCISABLE  UNEXERCISABLE ($)
          ----           ------------ ---------------- -------------- -----------------
Kent D. McElhattan......       0              0         1,764/1,176      2,646/1,764
James P. Hart...........       0              0           1,182/788      1,773/1,182
Garth F. Miller.........       0              0           1,179/786      1,768/1,179

                            DIRECTORS' COMPENSATION

  Directors who are not officers or employees of the Company receive, for all services as Directors, remuneration of $5,000 per year plus $500 per meeting for attendance at Committee meetings, and regular and special meetings of the Board and are reimbursed for their travel expenses for attendance at all such meetings. Directors who serve as Chairman of a Committee of the Board receive an additional $500 annually. In addition, each Director who is not an officer or employee of the Company is granted options to purchase 1,000 shares of Common Stock of the Company upon initial election or appointment to the Board. Directors who are also officers or employees of the Company do not receive directors' fees or any additional remuneration for so serving.

  Mr. Kenton E. McElhattan as Chairman of the Board of Directors received an annual fee of $96,000 and is provided the use of a Company car.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

OVERALL POLICY

  The Compensation Committee of the Board (the "Committee") was established in May, 1993. The Committee is composed entirely of nonemployee Directors. It is responsible for oversight and administration of executive compensation. Its duties include performing an annual review of the Company's compensation program. In so doing, the Committee is to take into account achievement of corporate and individual objectives, and the overall effectiveness of the program.

ANNUAL COMPENSATION

  The Committee reviews and approves base salary levels for each officer by evaluating the Company's and individual's performance with input from the Chief Executive Officer. Historically, the Company has relied upon a Business Plan submitted by the Chief Executive Officer and the Board of Directors' collective knowledge of the industry, business of the company and functions that executives perform in making compensation decisions. In 1995, the base salary levels for named executive officers were determined by adjusting their 1994 salaries in accordance with this procedure. Base salary increases were awarded to recognize individual initiatives and contributions toward the Company's overall strong revenue and earnings levels during the prior fiscal year.

  Executive officers are also eligible for annual variable compensation awards. The awards are based solely on the achievement by the Company of pre-established performance goals.

STOCK OPTION PLAN

  In May of 1993, the Company adopted its 1993 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan permits the grant of incentive stock options and nonstatutory options. The option price for stock options granted under the Stock Option Plan may not be less than 100% of the market price on the date of the grant. Because stock options are not discounted below the market price, the options provide senior executives only the opportunity for appreciation in stock price. In connection with the Company's initial public offering, incentive stock options were issued to all permanent full time employees at the initial public offering price. The option grants reflect the Compensation Committee's desire to reward its employees for the success of the Company, to encourage the named executive officers to remain in the employ of the Company, and to align their interests with the interests of the Company's shareholders following the initial public offering. The determination of the number of options awarded was based on the subjective judgment of the Company's Board of Directors as to what was appropriate under the circumstances. Since the initial public offering, the Committee has granted incentive stock options to all newly hired full time employees hired on the first date of their employment with the Company. No options were granted to any of the Named Executive Officers in fiscal 1995.

1995 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  The 1995 base salary percent increase for the Chief Executive Officer was kept in proportion with other employees due to his personal request to the Compensation Committee. The Chief Executive Officer believes that increases for him that are higher than the ranges used for all employees could diminish the high rate of enthusiasm within the Company. The Compensation Committee granted the Chief Executive Officer's request. However, the Compensation Committee believed that a higher percent increase was justified due to the individual performance of the Chief Executive Officer in leading the Company to attain pre-established goals and objectives approved by the Board of Directors. The Chief Executive Officer has an Incentive Plan that is calculated based upon a percentage of sales increase above the break-even sales level. No changes were made in 1995 to the Incentive Plan for the President and CEO.

  Respectfully submitted by the Compensation Committee of the Board of Directors.

                                     Kenton E. McElhattan, Chairman
                                     Herbert F. Gerhard
                                     Donald J. McGraw
                                     James D. Morton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee members are Kenton E. McElhattan, Herbert F. Gerhard Donald J. McGraw and James D. Morton. Mr. McElhattan is a former officer of the Company. Mr. Gerhard is a former Director and Chief Executive Officer of National Mine Service. National Mine Service is a distributor of the Company's products. Sales to National Mine Service accounted for approximately 11.0% of the Company's net sales in fiscal 1995. Mr. Morton is a shareholder of the law firm of Buchanan Ingersoll Professional Corporation which serves as counsel to the Company.

COMPANY PERFORMANCE

  In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the shareholder returns (including reinvestment of dividends) with the NASDAQ Market Index and a market capitalization weighted index of peer companies for a period from June 30, 1993 (the date Company's Common Stock began to publicly trade) to January 27, 1996. The peer company group consists of the following companies:
Safetytek Corp.; Vallen Corporation; Mine Safety Appliance Company; International Sensor Tech Inc.; and Sentex Sensing Technologies. Triconex Corporation has been deleted from the peer group since it was acquired in January 1995 and its' stock is no longer publicly traded.

                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
AMONG INDUSTRIAL SCIENTIFIC CORPORATION, THE NASDAQ STOCK MARKET-US INDEX AND A
                                   PEER GROUP


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG INDUSTRIAL SCIENTIFIC CORPORATION, NASDAQ STOCK MARKET-US INDEX
                                AND PEER GROUP


                             INDUSTRIAL        NASDAQ STOCK
Measurement period           SCIENTIFIC          MARKET-US
(Fiscal year Covered)        CORPORATION           INDEX           PEER GROUP
- ---------------------        -----------       ------------        ----------
Measurement PT -
06/30/93                     $100                $100                $100
FYE  7/  /93                 $104                $100                $ 99
FYE 10/  /93                 $114                $111                $106
FYE  1/  /94                 $168                $114                $102
FYE  4/  /94                 $139                $105                $ 94
FYE  7/  /94                 $136                $103                $100
FYE 10/  /94                 $120                $111                $ 99
FYE  1/  /95                 $111                $109                $100
FYE  4/  /95                 $111                $122                $108
FYE  7/  /95                 $105                $145                $128
FYE 10/  /95                 $107                $150                $130
FYE  1/  /96                 $ 95                $154                $124


* $100 INVESTED ON 06/30/93 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JANUARY 31.

                                   AUDITORS

  The Board of Directors of the Company, following the recommendation of the Audit Committee has selected Coopers & Lybrand L.L.P. as the independent certified public accountants to examine the financial statements of the Company and its subsidiaries for fiscal year 1996. One or more representatives of Coopers & Lybrand L.L.P. will be present at the 1996 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

            PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION AT THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

  Shareholder proposals for the 1997 Annual Meeting of the shareholders of the Company must be submitted to the Company, in care of the Secretary, 1001 Oakdale Road, Oakdale, Pennsylvania, 15701 on or before January 2, 1997 in order to be considered for inclusion in the 1997 proxy statement.

                  FILINGS UNDER SECTION 16(A) OF THE 1934 ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended January 27, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with, except that the Form 3 required to be filed to reflect Donald J McGraw's appointment to the Board of Directors was not timely filed and Garth F. Miller did not timely file a Form 4 to report one purchase of shares during the year.

                              PROXY SOLICITATION

  The expenses of soliciting proxies will be paid by the Company which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. Some of the officers and other regular employees of the Company may solicit proxies personally, by telephone and by mail if deemed appropriate.

                   EFFECT OF ABSTENTIONS AND BROKER NONVOTES

  Abstentions and broker non-votes have no effect on the election of Directors who are elected by plurality vote. Broker nonvotes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                                OTHER BUSINESS

  As far as is known, no matters other than the matters hereinabove mentioned will come before the 1996 Annual Meeting. However, if any other matters should properly come before the 1996 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Company.

                                                  Please
                                                  Mark Box
                                                  as shown in      / X /
                                                  this example


1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1999 Annual Meeting of Shareholders (check one box only).

       FOR                 WITHHOLD           NOMINEE: Herbert F. Gerhard
   the nominee            AUTHORITY
listed to the right    to vote for the
                           nominee
      /  /                   /  /

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.

If you plan to attend the Annual Meeting of shareholders to be held on June 12, 1996, please check the box above.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

DATE: _______________________________, 1996

___________________________________________
               (Signature)

___________________________________________
       (Signature if held jointly)

IMPORTANT: WHEN STOCK IS IN TWO OR MORE NAMES
ALL SHOULD SIGN. WHEN SIGNING AS EXECUTOR,
TRUSTEE, GUARDIAN OR OFFICER OF A CORPORATION
GIVE FULL TITLE AS SUCH.


                               *FOLD AND DETACH HERE*


                               Admission Ticket

                       INDUSTRIAL SCIENTIFIC CORPORATION

                      1996 Annual Meeting of Shareholders

                           Wednesday, June 12, 1996
                                   10:00 AM
                               1001 Oakdale Rd.
                               Oakdale, Pa 15071


PLEASE ADMIT                                                  Non-Transferable

[LOGO OF INDUSTRIAL SCIENTIFIC CORPORATION]

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 12, 1996
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints James P. Hart and Patricia L. Gerney, and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of shareholders upon the matters set forth in the Notice and Proxy Statement as specified on the reverse side.

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION THE ELECTION OF ANY PERSON TO THE CLASS OF THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE ACCOMPANYING PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.


                          (Continued on reverse side)


                           * FOLD AND DETACH HERE *